Q3 2017 Earnings Conference Call September 8, 2017

2 Safe Harbor This presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks relating to our license agreement with Serenity Pharmaceuticals, LLC including that our internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate (the “Drug”) or we may not effectively exploit such market opportunity, that significant safety or drug interaction problems could arise with respect to the Drug, that we may not successfully increase awareness of nocturia and the potential benefits of the Drug, and that the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (ii) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; and our dependence on key personnel to execute our business plan. Except as may be required by law, we disclaim any obligation to publicly update any forward-looking statements to reflect events after the date of this presentation.

3 Strategy Execution Cash Generation Proprietary Product Development Business Development $39.7 Million Q3 Revenues $30 Million in Operating Cash Flow YTD REST-ON Phase III Trial of FT218, Micropump® Sodium Oxybate In-licensed Noctiva™ on September 1, 2017 Continued Growth Through Cash Generation, Application of Proprietary Technology and Business Development Noctiva is not yet available for prescription For full prescribing and important safety information please see slide 16 in the appendix

4 Noctiva™ First & Only FDA Approved Product to Treat Nocturia due to Nocturnal Polyuria in Adults Noctiva: Proprietary, low-dose (7 – 27x lower than existing forms), intranasal desmopressin acetate formulation Condition: Nocturia due to nocturnal polyuria causes patients to awaken 2 or more times / night to urinate Prevalence: ~40 million U.S. patients with nocturia* Diagnosed: Independent research & claims data estimate 3 million patients diagnosed & on some form of treatment * *Data on file Noctiva is not yet available for prescription For full prescribing and important safety information please see slide 16 of the appendix

Hospital Products

Avadel

Bloxiverz®	~35% share of neostigmine market volume in Q3*	Four competing neostigmine products during the 3rd quarter	Sugammadex has taken ~ 50% neostigmine volume*
Akovaz®	~42% share of ephedrine sulfate market volume in Q3*	Four competing neostigmine products during the 3rd quarter	More competition expected in 2018
Vazculep®	~40% share of 1mL vial volume 100% share of 5mL & 10mL vial volume*	Two competing 1mL formats	More competition expected in 2018
AV001**	Undisclosed sterile injectable product	Market value ~$30 - $40 million	Filing mid-2018

Hospital Products Accounted for $38 Million of 3Q 2017 Revenues

*Based on IMS data
For full prescribing information for Bloxiverz, Vazculep and Akovaz, please see slide 17 of the appendix
**AV001 is part of Avadel's Unapproved Marketed Drug (UMD) strategy, for which it takes currently unapproved products through the FDA approval process

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6 REST-ON Progress 5 of 6 sites active in Canada 24 of 31 sites active in US 16 of 18 sites active in Europe Additional sites to be added in US and UK Sodium Oxybate Naïve Criterion Remains High Hurdle During Screening Process For more details on our clinical trial, please visit www.rethinknarcolepsy.com

7 Non-GAAP Financial Results *Reconciliations from GAAP to Non-GAAP can be found in the appendix Three Months Ended (in 000s) 09/30/17 06/30/17 09/30/16 Sales $ 39,675 $ 47,411 $ 32,087 Cost of products and services sold 3,790 4,561 2,844 Research and development expenses 8,095 6,792 8,143 Selling, general and admin expenses 11,563 12,429 12,740 Intangible asset amortization — — — Restructuring costs — — — Operating Expenses 23,448 23,782 23,727 Contingent consideration payments and accruals 7,264 8,516 5,884 Operating income (loss) 8,963 15,113 2,476 Interest and other expense (net) 847 264 226 Other expense - contingent consideration payments and accruals (963) (1,166) (785) Income (loss) before income taxes 8,847 14,211 1,917 Income tax provision 5,100 6,046 5,416 Net income (loss) $ 3,747 $ 8,165 $ (3,499) Diluted earnings (loss) per share $ 0.09 $ 0.19 $ (0.08) (in $000s, except for per share amounts)

8 GAAP Financial Results Three Months Ended (in 000s) 09/30/17 06/30/17 09/30/16 Sales $ 39,675 $ 46,311 $ 32,087 Cost of products and services sold 3,790 4,561 2,844 Research and development expenses 8,095 6,792 8,143 Selling, general and admin expenses 11,563 12,429 12,740 Intangible asset amortization 564 564 3,702 Restructuring costs (549) 1,069 — Operating Expenses 23,463 25,415 27,429 (Gain)/loss - changes in fair value of related party contingent consideration (9,906) (13,230) 20,848 Operating income (loss) 26,118 34,126 (16,190) Interest and other expense (net) 714 501 1,475 Other income (expense) - changes in fair value of related party payable 768 1,670 (1,828) Income (loss) before income taxes 27,600 36,297 (16,543) Income tax provision 5,921 7,370 3,451 Net income (loss) $ 21,679 $ 28,927 $ (19,994) Diluted earnings (loss) per share $ 0.52 $ 0.68 $ (0.48) (in $000s, except for per share amounts)

9 Revenues (GAAP) (in $000's) Q3 2017 Q2 2017 Q3 2016 Q3 2017 vs. Q2 2017 Q3 2017 vs. Q3 2016 Bloxiverz $ 9,920 $ 13,719 $ 15,591 $ (3,799) $ (5,671) Vazculep 9,573 10,154 9,340 (581) 233 Akovaz 18,561 20,912 5,568 (2,351) 12,993 Other 1,093 2,320 841 (1,227) 252 Total product sales and services 39,147 47,105 31,340 (7,958) 7,807 License and research revenue 528 794 747 (266) (219) Total revenues $ 39,675 $ 47,899 $ 32,087 $ (8,224) $ 7,588

10 Cash Flow Summary (in $000's) Nine Months Ended September 30, Total Cash and Marketable Securities 2017 2016 Beginning Balance 154,195 144,802 Operating Cash Flows (excl tax and earnout payments) 73,258 49,636 Earnout/Royalty Payments (29,136) (24,227) Income Taxes (14,605) (22,200) Acquisition of Noctiva Asset (52,139) — Share Repurchases (16,707) — Capital Spending (533) (1,000) Other 1,277 2,656 Change in Total (38,585) 4,865 Ending Balance 115,610 149,667

11 2017 Non - GAAP Guidance 2017 Guidance Updated Previous Sales $165M - $175M $165M - $175M R&D Expense $30M - $35M $30M - $40M Income Tax Rate 55% - 65% 60% - 70% Diluted EPS (Adjusted) $0.25 - $0.35 $0.30 - $0.45

12 APPENDIX

GAAP to NON-GAAP Reconciliations

Avadel

(in $000s, except for per share amounts)	GAAP	GAAP to Non-GAAP adjustments for the three-months ended September 30, 2017 — Exclude: Intangible asset amortization	Exclude: Foreign exchange (gain)/loss	Exclude: Restructuring impacts	Exclude: Contingent related party payable fair value adjustment	Include: Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP
Revenues:								
Product sales and services	39,147	—	—	—	—	—	—	39,147
License and research revenue	528	—	—	—	—	—	—	528
Total	39,675	—	—	—	—	—	—	39,675
Operating expenses:								
Cost of products and services sold	3,790	—	—	—	—	—	—	3,790
Research and development	8,095	—	—	—	—	—	—	8,095
Selling, general and administrative	11,563	—	—	—	—	—	—	11,563
Intangible asset amortization	564	(564)	—	—	—	—	(564)	—
Changes in fair value of related party contingent consideration	(9,906)	—	—	—	9,906	7,264	17,170	7,264
Restructuring costs	(549)	—	—	549	—	—	549	—
Total	13,557	(564)	—	549	9,906	7,264	17,155	30,712
Operating income (loss)	26,118	564	—	(549)	(9,906)	(7,264)	(17,155)	8,963
Investment and other income	1,110	—	—	—	—	—	—	1,110
Interest expense	(263)	—	—	—	—	—	—	(263)
Other expense - changes in fair value of related party payable	768	—	—	—	(768)	(963)	(1,731)	(963)
Foreign exchange gain	(133)	—	133	—	—	—	133	—
Income (loss) before income taxes	27,600	564	133	(549)	(10,674)	(8,227)	(18,753)	8,847
Income tax provision (benefit)	5,921	201	—	—	(507)	(515)	(821)	5,100
Net income (loss)	21,679	363	133	(549)	(10,167)	(7,712)	(17,932)	3,747
Net income (loss) per share - diluted[1]	*0.52*	*0.01*	—	*(0.01)*	*(0.25)*	*(0.19)*	*(0.43)*	*0.09*
Weighted average number of shares outstanding - diluted	41,339	41,339	41,339	41,339	41,339	41,339	41,339	41,339

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GAAP to NON-GAAP Reconciliations

Avadel

(in $000s, except for per share amounts)

		GAAP to Non-GAAP adjustments for the three-months ended June 30, 2017							
		Exclude					Include		
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Restructuring impacts	License revenue adj.	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP
Revenues:									
Product sales and services	$ 47,105	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 47,105
License and research revenue	(794)	—	—	—	1,100	—	—	1,100	306
Total	46,311	—	—	—	1,100	—	—	1,100	47,411
Operating expenses:									
Cost of products and services sold	4,561	—	—	—	—	—	—	—	4,561
Research and development	6,792	—	—	—	—	—	—	—	6,792
Selling, general and administrative	12,429	—	—	—	—	—	—	—	12,429
Intangible asset amortization	564	(564)	—	—	—	—	—	(564)	—
Changes in fair value of related party contingent consideration	(13,230)	—	—	—	—	13,230	8,516	21,746	8,516
Restructuring costs	1,069	—	—	(1,069)	—	—	—	(1,069)	—
Total	12,185	(564)	—	(1,069)	—	13,230	8,516	20,113	32,298
Operating income (loss)	34,126	564	—	1,069	1,100	(13,230)	(8,516)	(19,013)	15,113
Investment and other income	527	—	—	—	—	—	—	—	527
Interest expense	(263)	—	—	—	—	—	—	—	(263)
Other expense - changes in fair value of related party payable	1,670	—	—	—	—	(1,670)	(1,166)	(2,836)	(1,166)
Foreign exchange gain	237	—	(237)	—	—	—	—	(237)	—
Income (loss) before income taxes	36,297	564	(237)	1,069	1,100	(14,900)	(9,682)	(22,086)	14,211
Income tax provision (benefit)	7,370	201	—	—	—	(909)	(616)	(1,324)	6,046
Net income (loss)	$ 28,927	$ 363	$ (237)	$ 1,069	$ 1,100	$ (13,991)	$ (9,066)	$ (20,762)	$ 8,165
Net income (loss) per share - diluted[1]	0.68	$ 0.01	$ (0.01)	$ 0.03	$ 0.03	$ (0.33)	$ (0.21)	$ (0.49)	$ 0.19
Weighted average number of shares outstanding - diluted	42,487	42,487	42,487	42,487	42,487	42,487	42,487	42,487	42,487

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GAAP to NON-GAAP Reconciliations

(in $000s, except for per share amounts)	GAAP Adjustments for the three-months ended September 30, 2016						
		Exclude			Include		
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP
Revenues:							
Product sales and services	31,340	—	—	—	—	—	31,340
License and research revenue	747	—	—	—	—	—	747
Total	32,087	—	—	—	—	—	32,087
Operating expenses:							
Cost of products and services sold	2,844	—	—	—	—	—	2,844
Research and development	8,143	—	—	—	—	—	8,143
Selling, general and administrative	12,740	—	—	—	—	—	12,740
Intangible asset amortization	3,702	(3,702)	—	—	—	(3,702)	—
Changes in fair value of related party contingent consideration	20,848	—	—	(20,848)	5,884	(14,964)	5,884
Restructuring costs	—	—	—	—	—	—	—
Total	48,277	(3,702)	—	(20,848)	5,884	(18,666)	29,611
Operating income (loss)	(16,190)	3,702	—	20,848	(5,884)	18,666	2,476
Investment and other income	490	—	—	—	—	—	490
Interest expense	(264)	—	—	—	—	—	(264)
Other expense - changes in fair value of related party payable	(1,828)	—	—	1,828	(785)	1,043	(785)
Foreign exchange gain	1,249	—	(1,249)	—	—	(1,249)	—
Income (loss) before income taxes	(16,543)	3,702	(1,249)	22,676	(6,669)	18,460	1,917
Income tax provision (benefit)	3,451	1,329	—	1,021	(385)	1,965	5,416
Net income (loss)	(19,994)	2,373	(1,249)	21,655	(6,284)	16,495	(3,499)
Net income (loss) per share - diluted[1]	*(0.48)*	*0.06*	*(0.03)*	*0.53*	*(0.15)*	*0.40*	*(0.08)*
Weighted average number of shares outstanding - diluted	41,241	41,241	41,241	41,241	41,241	41,241	41,241

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16 Noctiva™ (desmopressin acetate) Boxed Warning WARNING: HYPONATREMIA NOCTIVA can cause hyponatremia. Severe hyponatremia can be life-threatening, leading to seizures, coma, respiratory arrest, or death. NOCTIVA is contraindicated in patients at increased risk of severe hyponatremia, such as patients with excessive fluid intake, illnesses that can cause fluid or electrolyte imbalances, and in those using loop diuretics or systemic or inhaled Glucocorticoids. Ensure serum sodium concentrations are normal before starting or resuming NOCTIVA. Measure serum sodium within seven days and approximately one month after initiating therapy or increasing the dose, and periodically during treatment. More frequently monitor serum sodium in patients 65 years of age and older and in patients at increased risk of hyponatremia. If hyponatremia occurs, NOCTIVA may need to be temporarily or permanently discontinued.

Product & Safety Information

Avadel

Please click below or visit our websites for full prescribing and safety information for our marketed products

Bloxiverz®

www.bloxiverz.com

Vazculep®

www.vazculep.com

Akovaz®

www.akovaz.com

Noctiva™

Full Prescribing & Safety Information

Karbinal™ ER

www.karbinaler.com

Aciphex® Sprinkle™

http://www.aciphexsprinkle.com

Cefaclor

http://cefaclororal.com

Flexichamber®

http://flexichamber.com

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